UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2006, Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company (“VCSC”), a wholly owned subsidiary of Valero Energy Corporation (“Valero Energy”), Valero L.P., Valero Logistics Operations, L.P. (“Valero Logistics”), a wholly owned subsidiary of Valero L.P., Riverwalk Logistics, L.P. (“Riverwalk”), Valero L.P.’s general partner, and Valero GP, LLC, the general partner of Riverwalk entered into an amended and restated services agreement (the “New Services Agreement”). The New Services Agreement supersedes the Third Amended and Restated Services Agreement (the “Prior Services Agreement”) among the parties, effective as of January 1, 2006, which provided for operational services as well as general and administrative services. The Conflicts Committee of the board of directors of Valero GP, LLC approved the terms of the New Services Agreement on December 7, 2006.

Due to: (i) the recently completed sale by Valero Energy’s subsidiaries of their respective remaining interests in the Valero GP Holdings, LLC, and (ii) continuing efforts of Valero Energy and Valero L.P. to separate their respective businesses, the parties have elected to amend the Prior Services Agreement to reduce the services provided to Valero L.P. by subsidiaries of Valero Energy and to provide VCSC the option to terminate before the end of its stated term. Under the New Services Agreement, subsidiaries of Valero Energy will continue to provide certain administrative services, consisting primarily of human resources, information technology and corporate communications, and telecommunications services.

The New Services Agreement requires Valero GP, LLC to pay approximately $97,000 per month for administrative services and approximately $92,000 per month for telecommunications services, subject to adjustments as provided in the New Services Agreement.  In addition, Valero GP, LLC will continue to pay all third party expenses directly related to Valero L.P. and its affiliates.

The New Services Agreement will terminate on December 31, 2010, unless it is terminated earlier by VCSC. If VCSC elects to exercise its option to terminate the New Services Agreement, it will pay Valero Logistics a one-time termination option fee of $13.0 million.  In addition, VCSC has agreed to provide reasonably necessary assistance to Valero L.P. and its affiliates for the transfer of human resources compensation, payroll, benefits and employment services to Valero L.P.  The New Services Agreement will also terminate upon a change of control of Valero GP Holdings, LLC (as defined in the New Services Agreement).

Item 1.02 Termination of a Material Definitive Agreement.

As reported in Valero L.P.’s Current Report on Form 8-K dated January 26, 2006 and filed February 1, 2006, file number 1-16417 (which Current Report is incorporated herein), on January 26, 2006, the board of directors of Valero GP, LLC, the general partner of the general partner of Valero L.P., approved the terms of an office rental agreement between Valero Logistics, a wholly owned subsidiary of Valero L.P., and VCSC, a wholly owned subsidiary of Valero Energy (as more particularly described in the referenced Current Report, the “Term Sheet”).

Effective on December 22, 2006, the Term Sheet was terminated by the parties. No early termination penalties were incurred by the registrant or any of Valero L.P.’s affiliated companies.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
Exhibit 10.01

Fourth Amended and Restated Services Agreement, effective as of December 22, 2006, among Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company, Valero L.P., Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero GP, LLC (incorporated by reference to Exhibit 10.01 of Valero GP Holdings, LLC’s Form 8-K filed on December 22, 2006).

Exhibit 10.02

Termination Agreement, dated December 22, 2006, by and between Valero Corporate Services Company and Valero Logistics Operations, L.P. (incorporated by reference to Exhibit 10.02 of Valero GP Holdings, LLC’s Form 8-K filed on December 22, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	Valero GP, LLC
its general partner

Date: December 22, 2006			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.01

Fourth Amended and Restated Services Agreement, effective as of December 22, 2006, among Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company, Valero L.P., Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero GP, LLC. (incorporated by reference to Exhibit 10.01 of Valero GP Holdings, LLC’s Form 8-K filed on December 22, 2006).

Exhibit 10.02

Termination Agreement, dated December 22, 2006, by and between Valero Corporate Services Company and Valero Logistics Operations, L.P. (incorporated by reference to Exhibit 10.02 of Valero GP Holdings, LLC’s Form 8-K filed on December 22, 2006).